Exhibit 99.1

Lantronix Appoints Saleel Awsare to Its Board of Directors

IRVINE, Calif., Nov. 21, 2023 – Lantronix Inc. (the “Company”) (NASDAQ: LTRX), a global provider of secure turnkey solutions for the Industrial Internet of Things (IoT) and the Intelligent IT market, today announced that Lantronix president and CEO Saleel Awsare has joined the Company’s Board of Directors, effective Nov. 20, 2023. With the appointment of Mr. Awsare, the Board consists of five directors, four of whom the Board has determined are independent under applicable listing standards of the NASDAQ Stock Market.

In connection with the commencement of his employment as president and CEO, the Company has agreed to issue Mr. Awsare inducement awards consisting of 470,255 restricted share units (RSUs), 235,127 performance share units (PSUs) tied to the same vesting requirements as the Company’s PSUs granted to its executive officers for fiscal 2024 (FY24 PSU Plan) and 223,931 PSUs tied to the Company’s relative total stockholder return (TSR), with the number of PSUs assuming target level of performance for each grant. The RSU award is scheduled to vest over three years as follows: one-third of the RSUs shall vest on Nov. 1, 2024; one-third of the RSUs shall vest on Nov. 1, 2025; and one-third of the RSUs shall vest on Nov. 1, 2026. The PSU award tied to the Company’s FY24 PSU Plan is scheduled to vest based on the Company’s performance over fiscal 2024–2026. The PSU award tied to the Company’s TSR is scheduled to vest based on the Company’s TSR over a three-year period beginning on the employment commencement date. Each award is subject to the terms and conditions of the applicable award agreement. The RSUs and PSUs are granted as employment inducement awards in accordance with NASDAQ Listing Rule 5635(c)(4).

About Lantronix

Lantronix Inc. is a global Industrial and Enterprise Internet of Things (IoT) provider of solutions that target high-growth applications in specific vertical markets, including Smart Grid, Intelligent Transportation, Smart Cities and AI Data Centers. Lantronix’s history in networking and video processing as well as its leading-edge applications include Intelligent Substations infrastructure, Infotainment systems and Video Surveillance, supplemented with comprehensive Out of Band Management (OOB) solutions for Cloud and Edge Computing.

Lantronix’s solutions empower companies to achieve success in the growing IoT and OOB markets by delivering customizable solutions that address each layer of the IoT Stack, including Collect, Connect, Compute, Control and Comprehend. For more information, visit the Lantronix website.

Learn more at the Lantronix blog, which features industry discussion and updates. Follow Lantronix on Twitter, view its YouTube video library or connect on LinkedIn.

1

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation statements related to our solutions, technologies and products and expectations regarding our management and our future growth and profitability. These forward-looking statements are based on our current expectations and are subject to substantial risks and uncertainties that could cause our actual results, future business, financial condition, or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. The potential risks and uncertainties include, but are not limited to, such factors as the effects of negative or worsening regional and worldwide economic conditions or market instability on our business, including effects on purchasing decisions by our customers; our ability to mitigate any disruption in our and our suppliers’ and vendors’ supply chains due to the COVID-19 pandemic or other outbreaks, wars and recent tensions in Europe, Asia and the Middle East, or other factors; future responses to and effects of public health crises; cybersecurity risks; changes in applicable U.S. and foreign government laws, regulations, and tariffs; our ability to successfully implement our acquisitions strategy or integrate acquired companies; difficulties and costs of protecting patents and other proprietary rights; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our debt agreements; and any additional factors included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on Sept. 12, 2023, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as well as in our other public filings with the SEC. Additional risk factors may be identified from time to time in our future filings. The forward-looking statements included in this release speak only as of the date hereof, and we do not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

© 2023 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark. Other trademarks and trade names are those of their respective owners.

# # #

Lantronix Media Contact:

Gail Kathryn Miller

Corporate Marketing &

Communications Manager

media@lantronix.com

949-212-0960

Lantronix Analyst and Investor Contact:

Jeremy Whitaker

Chief Financial Officer

investors@lantronix.com
949-450-7241

2